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                                                                      EXHIBIT 21

                    INTERNATIONAL FAMILY ENTERTAINMENT, INC.

                         SUBSIDIARIES OF THE REGISTRANT

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                                               STATE OR OTHER JURISDICTION
                                                           OF
             NAME OF SUBSIDIARY               INCORPORATION OR ORGANIZATION             D/B/A
--------------------------------------------  -----------------------------   --------------------------
Apollo Productions, Inc.....................  Delaware                        --
Asian Television Advertising, LLC...........  Delaware                        --
Blanket Show Productions, Inc...............  Delaware                        --
Body By Jake Enterprises, LLC...............  Delaware                        --
Cable Health TV, Inc........................  Delaware                        --
Calvin Gilmore Productions, Inc.............  Delaware                        Candock Recording Studio
                                                                              Candock Records
                                                                              Serenade
                                                                              Spotlight Magazine
                                                                              The Carolina Opry
                                                                              The Charleston Music Hall
Cape Productions, Inc.......................  Delaware                        --
Company Six, Ltd............................  California                      --
Earth Productions, Inc......................  Delaware                        --
Family Challenge Productions, Inc...........  Delaware                        --
Family Channel Pictures, Inc................  Delaware                        --
FiT TV Partnership..........................  Delaware                        FiT TV
Game TV, Inc................................  Delaware                        --
Gilmore Acquisition Corp....................  Delaware                        --
Hernando Holdings Limited...................  British Virgin Islands          --
Home Productions, Inc.......................  Delaware                        --
IFE Direct Marketing, Inc...................  Delaware                        --
IFE-Jake Acquisition Corp...................  Delaware                        --
IFE Latin America, Inc......................  Delaware                        --
Kipper Productions, Inc.....................  Delaware                        --
Lynnhaven Acquisition Corp..................  Virginia                        --
Melody to Melody, Inc.......................  Delaware                        --
Mimsey Music, Inc...........................  California                      --
Mobilink Partners, Inc......................  Delaware                        --
MTM Acquisition Company, Inc................  Delaware                        --
MTM Consumer Products, Inc..................  Delaware                        --
MTM Enterprises, Inc........................  California                      MTM
                                                                              MTM Distribution
MTM Enterprises of New York, Ltd............  New York                        --
MTM Entertainment, Inc......................  Delaware                        --
MTM Holding Company, Inc....................  Delaware                        MTM International
MTM Music, Inc..............................  California                      --
Music To Music, Inc.........................  Delaware                        --
Norimono Productions........................  Delaware                        --
Pretender Productions, Inc..................  Delaware                        --
Pretender Productions, Ltd..................  Canada                          --
Queens Productions, Inc.....................  Delaware                        --
Sparks Productions, Inc.....................  Delaware                        --
The Family Channel Limited..................  England and Wales               --
TVS ENTERTAINMENT PLC.......................  England and Wales               --
United Family Communications LLC............  Delaware                        --
United States Family Entertainment, Inc.....  Delaware                        --
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